Exhibit 32

                                  CERTIFICATION

We, John O. Jones, Jr. and Robert J. Wilkins certify that:

1. We have read this amended quarterly report on Form 10-QSB/A of Joning Corporation;

2. To our knowledge the information in this report is true in all important respects as of February 28, 2003; and

3. This report contains all information about the company of which we are aware that we believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of February 28, 2003.

For purposes of this certification, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information was omitted from the report.


Date: January 29, 2004

                                             /s/ John O. Jones, Jr.
                                             -----------------------------------
                                             John O. Jones, Jr. President


                                             /s/ Robert J. Wilkins
                                             -----------------------------------
                                             Robert J. Wilkins, Secretary